Exhibit 99.1

ALLEGHANY CORPORATION

7 Times Square Tower, 17th Floor

New York NY 10036

Contact: C.K. Dalrymple

(212) 752-1356

FOR IMMEDIATE RELEASE

ALLEGHANY CORPORATION REPORTS 2011 RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 5.2 PERCENT SINCE 2010 YEAR END

NEW YORK, NY, February 23, 2012 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at December 31, 2011 was $342.12, an increase of 5.2% from stockholders’ equity per common share of $325.31 at December 31, 2010 (all as adjusted for the stock dividend declared in February 2011), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Consolidated cash and invested assets were approximately $4.91 billion at December 31, 2011, compared with $4.88 billion at December 31, 2010. Consolidated net premiums written were $774.7 million for 2011, compared with $736.2 million for 2010, an increase of 5.2%.

Alleghany’s 2011 fourth quarter net earnings were $37.7 million, or $4.38 per common share (presented on a basic basis throughout), compared with net earnings of $37.4 million, or $4.17 per common share, in the fourth quarter of 2010. Alleghany’s net earnings in 2011 were $143.3 million, or $16.26 per common share, compared with net earnings of $198.5 million, or $21.85 per common share, in 2010. Net earnings amounts include $19.3 million (before tax) of costs incurred in the fourth quarter in connection with Alleghany’s previously announced pending merger with Transatlantic Holdings, Inc. (“Transatlantic”), announced on November 21, 2012, as well as the following components:

	Three months ended December 31,				Year ended December 31,
	Amount		Per Share		Amount		Per Share
(in millions, except per share amounts)	2011	2010	2011	2010	2011	2010	2011	2010
Net catastrophe (losses) after tax	$(14.5)	$(5.3)	$(1.69)	$(0.59)	$(50.5)	$(21.6)	$(5.74)	$(2.38)
Net realized capital gains after tax	$41.1	$6.7	$4.78	$0.75	$82.6	$63.3	$9.38	$6.97
Other than temporary impairment (losses) after tax	$(0.6)	$(2.0)	$(0.06)	$(0.23)	$(2.3)	$(8.0)	$(0.27)	$(0.88)

A summary of Alleghany’s results for the three months and years ended December 31, 2011 and 2010 is as follows:

	Three months ended December 31,			Year ended December 31,
(in millions)	2011	2010	Change	2011	2010	Change
AIHL insurance group (1):
Underwriting profit (loss) (2)
RSUI	$32.2	$52.6	$(20.4)	$107.8	$159.9	$(52.1)
CATA	(5.7)	(1.3)	(4.4)	(6.7)	1.5	(8.2)
PCC	(17.7)	(13.2)	(4.5)	(51.6)	(30.5)	(21.1)

	8.8	38.1	(29.3)	49.5	130.9	(81.4)
Net investment income	26.5	32.0	(5.5)	117.4	128.9	(11.5)
Net realized capital gains	16.3	10.3	6.0	79.7	92.9	(13.2)
Other than temporary impairment losses (3)	(0.9)	(3.1)	2.2	(3.6)	(12.3)	8.7
Other income, less other expenses	(10.8)	(8.6)	(2.2)	(29.0)	(33.8)	4.8

Total AIHL insurance group	$39.9	$68.7	$(28.8)	$214.0	$306.6	$(92.6)
Corporate activities (4)
Net investment income	0.2	(0.5)	0.7	(8.5)	(3.9)	(4.6)
Net realized capital gains	46.9	—	46.9	47.5	4.5	43.0
Other than temporary impairment losses (3)	—	—	—	—	—	—
Other income	0.2	0.1	0.1	1.0	6.6	(5.6)
Corporate administration and other expenses	28.9	9.6	(19.3)	45.9	31.4	(14.5)
Interest expense	4.4	4.3	(0.1)	17.3	5.0	(12.3)

Total Corporate activities	14.0	(14.3)	28.3	(23.2)	(29.2)	(6.0)

Total	$53.9	$54.4	$(0.5)	$190.8	$277.4	$(86.6)
Income taxes	16.2	17.0	0.8	47.5	78.9	31.4

Net earnings	$37.7	$37.4	$0.3	$143.3	$198.5	$(55.2)

(1)	Alleghany Insurance Holdings LLC (“AIHL”), the holding company for Alleghany’s property and casualty and surety insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation and Platte River Insurance Company (collectively, “CATA”) and Pacific Compensation Corporation (“PCC”), as well as AIHL Re LLC (“AIHL Re”).
(2)	Represents net premiums earned less loss and loss adjustment expenses and commission, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income or other expenses. Please refer to “Comment on Regulation G” elsewhere herein.
(3)	Reflects impairment charges for unrealized losses related to Alleghany’s investment portfolio that are required to be charged against earnings as realized losses.
(4)	Corporate activities consist of Alleghany Properties Holdings LLC, Alleghany’s investments in Homesite Group Incorporated (“Homesite”) and ORX Exploration, Inc. (“ORX”), and corporate activities at the parent level.

Results for the 2011 fourth quarter, compared with the corresponding 2010 period, primarily reflect lower pre-tax net earnings at AIHL, substantially offset by higher pre-tax net earnings at Corporate activities. The decrease in AIHL’s pre-tax earnings in the 2011 fourth quarter primarily reflects a decrease in AIHL insurance group underwriting profit, mainly due to the impact of higher property losses (both catastrophe and non-catastrophe) at RSUI and higher prior accident year reserve increases at CATA and PCC. The improvement in results at Corporate activities in the 2011 fourth quarter primarily reflects significant net realized capital gains, partially offset by higher expenses resulting from Alleghany’s pending merger with Transatlantic.

The decrease in pre-tax net earnings for the year ended 2011 from 2010 primarily reflects a decrease in AIHL’s pre-tax earnings, partially offset by a lower pre-tax net loss at Corporate activities. The decrease in AIHL’s pre-tax earnings in 2011 primarily reflects:

•	a decrease in RSUI’s underwriting gain, reflecting higher catastrophe and other large property losses, partially offset by the impact of higher casualty prior accident year reserve releases;

•	an increase in PCC’s underwriting loss, reflecting the impact of higher prior accident year reserve increases; and

•	an underwriting loss for CATA, reflecting the impact of a net increase in prior accident year reserves in 2011, compared with an underwriting gain in 2010.

The improvement in results at Corporate activities in 2011 primarily reflects significant net realized capital gains, partially offset by higher expenses resulting from the pending merger with Transatlantic.

Commenting on Alleghany’s results, Mr. Hicks stated that “Alleghany reported a 5.2% increase in stockholders’ equity per common share at December 31, 2011 from year-end 2010, despite a challenging investment environment, elevated catastrophe and weather-related losses, and other significant costs incurred in the fourth quarter in connection with our pending merger with Transatlantic. Although we continue to see a competitive property and casualty insurance market, property insurance pricing is improving, and there are increasing opportunities to write adequately priced casualty risks.”

“The total return on our consolidated investment portfolio, excluding other invested assets consisting primarily of our Homesite and ORX investments, was 7.1% in 2011. The total return on our fixed income portfolio for 2011 was 6.9%. The total return on our equity portfolio for 2011 was 5.1%, compared with the S&P 500’s total return of 2.1%.”

Information regarding the pre-tax results of AIHL’s operating units is attached as Exhibit A.

During 2011, Alleghany purchased in the open market an aggregate of 399,568 shares of its common stock for approximately $120.3 million, at an average price per share of $301.14 (such share and average price amounts are not adjusted for the stock dividend declared in February 2011). As of February 21, 2012, Alleghany had 8,551,911 shares of its common stock outstanding, adjusted to reflect the stock dividend declared in February 2011.

Additional information regarding Alleghany’s 2011 results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Annual Report on Form 10-K for the year ended December 31, 2011, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about February 24, 2012. The Form 10-K will be available on Alleghany’s website at www.alleghany.com and on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-K for a more complete discussion of Alleghany’s financial performance.

Comment on Regulation G

This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP financial measures are included in Exhibit A of this press release. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.

Alleghany shows earnings before income taxes (a GAAP financial measure), as well as underwriting profit (a non-GAAP financial measure), which is earnings before income taxes, adjusted to exclude the impact of net investment income, net realized capital gains, other-than-temporary impairment losses and other income, less other expenses. The presentation of underwriting profit is intended to enhance the understanding of AIHL’s insurance operating units’ operating results by highlighting earnings attributable to their underwriting performance. With respect to AIHL’s insurance operating units, earnings before income taxes may show a profit despite an underlying underwriting loss. If underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Investors should consider the non-GAAP measures contained herein in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

# # #

Forward-looking Statements

This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to

•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty insurance industry;

•	changes in market prices of our significant equity investments and changes in value of our debt securities portfolio;

•	adverse loss development for events insured by our insurance operating units in either the current year or prior year;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by our insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of our insurance operating units’ reinsurers to pay reinsurance recoverables owed to our insurance operating units;

•	changes in the ratings assigned to our insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes, including the new federal financial regulatory reform of the insurance industry mandated by the Dodd-Frank Act;

•	the uncertain nature of damage theories and loss amounts; and

•	increases in the levels of risk retention by our insurance operating units.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on Alleghany’s behalf.

ALLEGHANY CORPORATION

COMBINING STATEMENTS OF EARNINGS

(dollars in thousands)

(unaudited)

	THREE MONTHS ENDED 12/31/11			THREE MONTHS ENDED 12/31/10
	ALLEGHANY INSURANCE HOLDINGS	CORPORATE ACTIVITIES	COMBINED	ALLEGHANY INSURANCE HOLDINGS	CORPORATE ACTIVITIES	COMBINED
Revenues
Net premiums earned	$192,572	$0	$192,572	$193,993	$0	$193,993
Net investment income	26,542	194	26,736	31,996	(531)	31,465
Net realized capital gains (losses)	16,350	46,903	63,253	10,313	38	10,351
Other than temporary impairment losses	(851)	0	(851)	(3,123)	0	(3,123)
Other income	129	171	300	151	91	242

Total revenues	$234,742	$47,268	$282,010	$233,330	($402)	$232,928
Costs and expenses
Loss and loss adjustment expenses	114,568	0	114,568	91,867	0	91,867
Commissions, brokerage and other
underwriting expenses	69,226	0	69,226	64,004	0	64,004
Other operating expenses	10,997	1,945	12,942	9,450	846	10,296
Corporate administration	11	26,966	26,977	11	8,732	8,743
Interest expense	51	4,326	4,377	(745)	4,312	3,567

Total costs and expenses	$194,853	$33,237	$228,090	$164,587	$13,890	$178,477

Earnings before income taxes	$39,889	$14,031	$53,920	$68,743	$(14,292)	$54,451

Income taxes			16,249			17,021

Net earnings			$37,671			$37,430

ALLEGHANY CORPORATION

COMBINING STATEMENTS OF EARNINGS

(dollars in thousands)

(unaudited)

	YEAR ENDED 12/31/11			YEAR ENDED 12/31/10
	ALLEGHANY INSURANCE HOLDINGS	CORPORATE ACTIVITIES	COMBINED	ALLEGHANY INSURANCE HOLDINGS	CORPORATE ACTIVITIES	COMBINED
Revenues
Net premiums earned	$747,639	$0	$747,639	$768,134	$0	$768,134
Net investment income	117,424	(8,514)	108,910	128,878	(3,866)	125,012
Net realized capital gains (losses)	79,667	47,474	127,141	92,908	4,466	97,374
Other than temporary impairment losses	(3,607)	0	(3,607)	(12,356)	0	(12,356)
Other income	710	1,044	1,754	584	6,604	7,188

Total revenues	$941,833	$40,004	$981,837	$978,148	$7,204	$985,352

Costs and expenses
Loss and loss adjustment expenses	429,986	0	429,986	377,937	0	377,937
Commissions, brokerage and other underwriting expenses	268,125	0	268,125	259,335	0	259,335
Other operating expenses	29,553	4,903	34,456	34,521	2,636	37,157
Corporate administration	45	40,962	41,007	45	28,809	28,854
Interest expense	139	17,287	17,426	(306)	5,004	4,698

Total costs and expenses	$727,848	$63,152	$791,000	$671,532	$36,449	$707,981

Earnings before income taxes	$213,985	$(23,148)	$190,837	$306,616	$(29,245)	$277,371

Income taxes			47,586			78,869

Net earnings			$143,251			$198,502

ALLEGHANY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share amounts)

	December 31, 2011	December 31, 2010
Assets
Investments
Available for sale securities at fair value:
Equity securities (cost: 2011 $775,741; 2010 $1,310,009)	$870,950	$1,500,686
Debt securities (amortized cost: 2011 $2,538,872; 2010 $2,778,117)	2,679,528	2,832,411
Short-term investments	1,096,517	264,811

	4,646,995	4,597,908
Other invested assets	179,815	207,294

Total investments	4,826,810	4,805,202

Cash	84,749	76,741
Premium balances receivable	147,006	128,075
Reinsurance recoverables	852,845	873,295
Ceded unearned premium reserves	142,946	144,065
Deferred acquisition costs	70,537	67,692
Property and equipment at cost, net of accumulated depreciation and amortization	17,906	19,504
Goodwill	48,095	48,095
Intangible assets, net of amortization	90,863	94,217
Net deferred tax assets	80,975	77,147
Other assets	115,357	97,666

	$6,478,089	$6,431,699

Liabilities and Stockholders' Equity
Loss and loss adjustment expenses	$2,313,035	$2,328,742
Unearned premiums	549,740	523,927
Senior Notes	299,035	298,923
Reinsurance payable	45,462	41,500
Current taxes payable	16,247	3,220
Other liabilities	328,893	326,519

Total liabilities	3,552,412	3,522,831

Common stock (shares authorized: 2011 and 2010 - 22,000,000; issued and outstanding: 2011 - 9,117,787; 2010 - 9,300,448)	9,118	9,118
Contributed capital	938,037	928,816
Accumulated other comprehensive income	155,532	170,262
Treasury stock, at cost (2011 - 566,141 shares; 2010 - 351,532 shares)	(167,319)	(99,686)
Retained earnings	1,990,309	1,900,358

Total stockholders’ equity	2,925,677	2,908,868

	$6,478,089	$6,431,699

Exhibit A

AIHL Operating Unit Pre-Tax Results

	Three months ended December 31, 2011				Twelve months ended December 31, 2011
(in millions, except ratios)	RSUI	CATA	PCC	AIHL	RSUI	CATA	PCC	AIHL
Gross premiums written	$223.4	$35.4	$1.5	$260.3	$986.5	$150.4	$4.1	$1,141.0
Net premiums written	138.7	33.3	1.6	173.6	627.9	141.6	5.2	774.7

Net premiums earned (1)	$155.6	$35.4	$1.6	$192.6	$593.8	$149.3	$4.5	$747.6
Loss and loss adjustment expenses	78.9	22.6	13.1	114.6	315.2	83.3	31.5	430.0
Commissions, brokerage and other underwriting expenses (2)	44.5	18.5	6.2	69.2	170.8	72.7	24.6	268.1

Underwriting profit (loss) (3)	$32.2	$(5.7)	$(17.7)	$8.8	$107.8	$(6.7)	$(51.6)	$49.5

Net investment income (1)				26.5				117.4
Net realized capital gains (1)				16.3				79.7
Other than temporary impairment losses (1)				(0.9)				(3.6)
Other income (1)				0.1				0.7
Other expenses (2)				10.9				29.7

Earnings before income taxes				$39.9				$214.0

Loss ratio (4)	50.7%	63.8%	844.1%	59.5%	53.1%	55.7%	701.0%	57.5%
Expense ratio (5)	28.6%	52.3%	404.7%	35.9%	28.8%	48.7%	547.1%	35.9%

Combined ratio (6)	79.3%	116.1%	1248.8%	95.4%	82.7%	104.4%	1248.1%	93.4%

	Three months ended December 31, 2010				Twelve months ended December 31, 2010
(in millions, except ratios)	RSUI	CATA	PCC	AIHL	RSUI	CATA	PCC	AIHL
Gross premiums written	$196.7	$37.4	$0.2	$234.3	$933.6	$168.9	$1.5	$1,104.0
Net premiums written	122.2	35.0	5.2	162.4	570.7	159.0	6.5	736.2

Net premiums earned (1)	$148.5	$40.2	$5.3	$194.0	$593.6	$164.3	$10.2	$768.1
Loss and loss adjustment expenses	55.7	23.0	13.2	91.9	271.0	89.4	17.5	377.9
Commissions, brokerage and other underwriting expenses (2)	40.2	18.5	5.3	64.0	162.7	73.4	23.2	259.3

Underwriting profit (loss) (3)	$52.6	$(1.3)	$(13.2)	$38.1	$159.9	$1.5	$(30.5)	$130.9

Net investment income (1)				32.0				128.9
Net realized capital gains (1)				10.3				92.9
Other than temporary impairment losses (1)				(3.1)				(12.3)
Other income (1)				0.1				0.6
Other expenses (2)				8.7				34.4

Earnings before income taxes				$68.7				$306.6

Loss ratio (4)	37.5%	57.2%	249.3%	47.4%	45.7%	54.4%	170.9%	49.2%
Expense ratio (5)	27.0%	46.1%	100.6%	33.0%	27.4%	44.7%	226.7%	33.8%

Combined ratio (6)	64.5%	103.3%	349.9%	80.4%	73.1%	99.1%	397.6%	83.0%

(1)	Represent components of total revenues.
(2)	Commissions, brokerage and other underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses attributable to underwriting activities, whereas the remainder constitutes other expenses.
(3)	Represents net premiums earned less loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses. Underwriting profit does not replace net earnings determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net earnings attributable to their underwriting performance. With the addition of net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses, reported pre-tax net earnings (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.
(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.
(5)	Commissions, brokerage and other underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.
(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and commissions, brokerage and other underwriting expenses.

A-1